EXHIBIT (d)(1)(C)

                             STOCK OPTION AGREEMENT
                            AND ARBITRATION AGREEMENT

      THIS AGREEMENT IS MADE in Clinton, Mississippi, by and between the employee whose name appears below (the "Employee") and WorldCom, Inc. (the "Company").

      The Company has implemented the WorldCom, Inc. 1997 Stock Option Plan which, together with any amendments thereto, is hereinafter referred to as the "Plan". The Company, acting through the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), has granted to the Employee the option to purchase from the Company shares of WorldCom group $0.01 par value common stock ("Common Stock") described below (the "Option"), subject to the provisions of the Plan and the terms and conditions of this Agreement. The Company and the Employee wish to provide for binding arbitration of employment-related disputes, as hereinafter provided. References herein to employment with the Company shall be deemed to also include employment with a subsidiary or other affiliate of the Company unless otherwise determined by or as directed by the Committee.

      NOW, THEREFORE, in consideration of the recitals and the provisions hereof, the Company and the Employee hereby agree as follows:

      The Company grants to the Employee and the Employee accepts the Option on the terms and conditions contained herein and in the Plan. The terms, conditions and agreements on pages 2 through 4 of this Agreement are incorporated herein by reference.

                                             GRANT   EXPIRATION   NUMBER OF   OPTION PRICE
  GRANT ID              EMPLOYEE             DATE       DATE       SHARES      PER SHARE

 [grantid]     [First_Name][Last_Name]
                    [SSNGlobal_ID]

      The Option shall vest and, subject and pursuant to the provisions of the Plan and this Agreement, shall be exercisable to the extent of one-third (1/3) the number of shares of Common Stock originally covered hereby (the "Option Shares") on and after January 1, 2003, another one-third (1/3) of the Option Shares on and after January 1, 2004, and the remaining one-third (1/3) of the Option Shares on and after January 1, 2005, subject to appropriate adjustment pursuant to the Plan and provided, as to vesting of the Option Shares, the Employee must be employed by the Company on the applicable vesting date. Notwithstanding the foregoing, the Option shall vest and, subject and pursuant to the provisions of the Plan and this Agreement, shall be exercisable with respect to all of the Option Shares to the extent not previously exercised immediately upon (A) any Change of Control (as hereinafter defined) of the Company following the date hereof, (B) any termination by the Company of the Employee's employment with the Company by reason of the Employee's disability or without cause, or (C) the Employee's death. Any determination of whether or not the Employee's employment with the Company was terminated by reason of the Employee's disability or without cause shall be made by or as directed by the Committee. For purposes of the vesting and exercisability of the Option Shares, unless otherwise determined by the Committee, the Employee's employment with the Company shall be deemed terminated with cause (not without cause) if, among other things, such termination occurs by reason of the elimination, relocation or consolidation of the Employee's position or function and the declination by the Employee to serve the Company in another position or function or at another location available within the Company. The Option shall terminate and lapse as to any shares which do not vest pursuant to the provisions hereof.


      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of __________, 2002, with respect to the grant of the Option and the binding arbitration of employment-related disputes. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

EMPLOYEE:                               WORLDCOM, INC.


                                                        SAMPLE

___________________________________     ________________________________________
                                        By: Bernard J. Ebbers, President and CEO


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              CERTAIN TERMS AND CONDITIONS REGARDING STOCK OPTIONS

1. GRANT OF OPTION. Pursuant to the Plan, the Company hereby grants to the Employee the Option set forth on page 1 of this Agreement, upon the terms and conditions set forth herein and in the Plan.

2. TIME OF EXERCISE. This Option shall become exercisable as set forth on page 1 hereof.

3.    TERM. This Option shall terminate at the earliest of:

            (a) 5:00 p.m. Central time on the expiration date indicated on page 1;

            (b)   one (1) year following the Employee's death;

            (c) one (1) year following the termination by the Company of the Employee's employment with the Company by reason of disability or without cause;

            (d) three (3) months following the termination of the Employee's employment with the Company by reason of retirement (under normal Company policies); or

            (e) any other termination date specified in or pursuant to the Plan, provided the provisions of clause (i) of Section 6 of the Plan shall not apply in the case of cessation of employment due to termination thereof by the Company without cause, which shall be governed by the provisions hereof.

            Upon termination of the Employee's employment with the Company for any reason other than as set forth above, the Option or the unexercised portion thereof shall terminate.

4. WHO MAY EXERCISE. The Option and all rights thereunder shall be non-assignable and non-transferable, except to the extent that the holder's legatees, personal representatives or distributees in the event of the Employee's death may be permitted to exercise them as set forth herein or except as otherwise provided in or pursuant to the Plan. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option except as provided herein or in accordance with the Plan shall be null and void and without effect. In the event of the death or disability of the Employee, the Option or the unexercised portion thereof may be exercised to the extent that the Employee or permitted transferee or assign was entitled to do so at the date of the Employee's death or disability (giving effect to the vesting provisions on page 1 hereof) by the Employee, his personal representative, executor, administrator, heirs, devisees or permitted transferee or assign, as applicable, but in no event after the expiration of the term of the Option as specified in Section 3, above.

5. OTHER RESTRICTIONS ON EXERCISE. The Company may postpone the issuance of shares and impose other restrictions upon any exercise of the Option or other options including, without limitation, if necessary until admission of such shares to listing on any stock exchange and completion of registration and qualification of such shares under any applicable state, federal or foreign law, rule or regulation.

6. MANNER OF EXERCISE. To exercise the Option, the Employee (or, if applicable, the persons designated in Section 4, above) shall comply with procedures as may be established from time to time by the Company. Such exercise shall be accompanied by full payment of the option price and, if applicable, any federal, state, local or foreign taxes required to be withheld pursuant to the Plan, in cash (including certified or bank cashier's check or the equivalent) or, in the discretion of the Committee, by delivery of Common Stock or any combination of cash and Common Stock. Only whole shares of Common Stock may be purchased.

7. RIGHTS AS SHAREHOLDER. The Employee or permitted transferee or assign shall have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates for such shares.

8. ADJUSTMENTS. The number and kind of securities subject to the Option and other options to purchase Common Stock and the per share purchase price with respect thereto are subject to adjustment by the Committee upon the happening of certain events, as described in the Plan.

9. NO OBLIGATION. Neither the granting of the Option nor any term or provision of this Agreement or the Plan shall constitute or be evidence of any understanding or obligation, express or implied, on the part of the Company or others to employ the Employee for any specified period or at any specified compensation or to make subsequent grants of stock options to the Employee, which are in the sole and absolute discretion of the Company.

10. ADMINISTRATION OF PLAN AND AGREEMENT. Except as otherwise provided herein, the Option and the exercise thereof are subject to the terms and conditions of the Plan, the receipt of a copy of which the Employee acknowledges by virtue of acceptance hereof. Determinations by the Committee hereunder or under the Plan including, without limitation, a determination by the Committee of any question which may arise with respect to the interpretation, construction or application of the provisions of the Option, this Agreement or the Plan shall be final, conclusive and binding. The Committee may establish, amend and revoke rules and regulations relating to the Plan and its administration as the Committee may deem advisable.

11. CHANGE OF CONTROL DEFINED. For purposes of this Agreement, a "Change of Control" shall mean any transaction or series of related transactions after the date hereof which result in (A) a transfer of more than fifty percent (50%) of the outstanding equity securities of the Company (by voting power) by one or more shareholders of the Company, other than transfers pursuant to a merger or consolidation of the Company, (B) any sale of all or substantially all of the assets of the Company, or (C) any merger or consolidation of the Company with or into any other entity, where more than fifty percent (50%) of the outstanding equity securities of the surviving or resulting entity (by voting power) are directly or indirectly controlled by persons other than shareholders of the Company immediately prior to such merger or consolidation. All percentages referenced herein shall be determined on a fully diluted basis. The following transactions shall not constitute, or be considered in determining, a Change of Control: (A) any acquisition of securities by the Company, or (B) any acquisition of securities by any employee benefit plan or related trust sponsored or maintained by the Company.

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

               AGREEMENT TO ARBITRATE EMPLOYMENT-RELATED DISPUTES

A. The Employee and the Company agree that, at the option of either party, any allegation, claim, cause of action, demand or dispute (hereafter collectively referred to as a "Dispute"), directly or indirectly related to the Employee's employment with the Company or termination of such employment including, but not limited to, any Dispute directly or indirectly related to options or rights to acquire stock of the Company granted pursuant to this Agreement or any other agreement(s) shall be resolved through impartial binding arbitration. In the event that either party demands arbitration, the Employee and the Company agree that the proceeding shall be the exclusive, final and binding forum for the ultimate resolution of a Dispute, subject to any rights of appeal that either party may have under the Federal Arbitration Act and/or under applicable state law dealing with the review of arbitration decisions. This agreement to arbitrate applies to all employment-related Disputes including, but not limited to, those under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act, any wage and hour or wage payment law, or any other federal, state or local law, regulation or ordinance regarding employment or termination of employment. It also applies to, among others, all Disputes for breach of contract or wrongful discharge, breach of express or implied promises or covenants of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, claims regarding stock or options to acquire stock, commissions, bonuses, or any other compensation or benefits, and any other claim related to the Employee's employment or termination of employment.

B. The Employee and the Company agree that neither party may pursue an action against the other in a court of law regarding any employment-related Dispute, except for claims involving Workers' Compensation benefits or unemployment benefits. The Employee and the Company further agree that, by executing this Agreement, they are waiving the right to have Disputes subject to arbitration under this Agreement decided by a jury. The parties also agree that the arbitration requirement set forth herein is fully enforceable under the Federal Arbitration Act, and that a judgment upon any such award may be entered in any court of competent jurisdiction. This agreement to arbitrate does not alter any substantive rights that the parties may have under law, including the Employee's statutory right to file a charge with an administrative agency for investigative purposes or other action by the agency not inconsistent with this Agreement. Nor does this agreement to arbitrate limit or restrict the Employee's ability to participate or assist any agency in its investigation, processing or handling of any such charge. This agreement to arbitrate transfers each party's right to seek relief from either a judge or a jury to an impartial arbitrator. With respect to any Dispute pertaining to stock options or rights, the Arbitrator shall be governed by the terms and conditions contained in the applicable plan(s) and related agreement(s) consistent with applicable law. Nothing in this agreement to arbitrate shall adversely affect or diminish the rights, power and authority of the Committee or the Board of Directors of the Company with respect to stock options or rights and the related plans and agreements including, without limitation, the interpretation, construction or application of the applicable provisions, the creation, amendment or revocation of rules and regulations or the plan itself, the making of determinations, the taking of other actions or the final, binding and conclusive nature of the foregoing. The arbitrator may not substitute his/her judgment for any such Committee determination or action.

C. In the event that the Employee or the Company initially elects to file suit in any court, the other party will have forty-five (45) days from the date that it is formally served with a summons and copy of the suit to notify the party filing suit of the non-filing party's demand for arbitration. Under such circumstances, the action must be dismissed by consent of the parties or by the court on motion, and arbitration commenced with the American Arbitration Association ("AAA"). If no lawsuit has been instituted, either the Employee or the Company may initiate arbitration by serving a written demand for arbitration upon the other party and the AAA. The demand must be served within six (6) months of the events giving rise to the Dispute, unless an applicable statute provides for a longer period for filing an initial claim, in which case such longer period shall apply. Any Dispute for which such a demand is not timely made will be deemed waived.

D. The arbitration will be conducted in accordance with the American Arbitration Association National Rules for the Resolution of Employment Disputes (the "AAA Rules"), in effect on the date the demand for arbitration is made, except as modified by this Agreement. A copy of the AAA Rules may be obtained by written request to the Company. The Dispute shall be heard and determined by one arbitrator, who is either a retired judge or a licensed lawyer, experienced in arbitrating or adjudicating employment-related disputes. He or she shall also be a member of the National Academy of Arbitrators. Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing the brief shall be set by the arbitrator. The arbitrator shall issue a written award with Findings of Fact and Conclusions of Law, and may grant any remedy or relief that would have been available to the parties had the matter been heard in court. Unless the parties otherwise agree, the arbitration shall be heard within twenty-five (25) miles of the Employee's residence at the time of the hearing. The Company will pay the expenses of the arbitrator, including required travel, as well as any filing or administrative fees required by AAA for the cost of providing services. The arbitrator shall have the authority consistent with the AAA Rules to order such discovery as the arbitrator considers necessary to explore the issues in the Dispute. The parties shall bear their own attorneys' fees and costs related to any Dispute and the arbitration thereof. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement between the parties providing for fees, the arbitrator may award reasonable attorneys' fees to the prevailing party.

E. The parties understand and agree that this agreement regarding arbitration shall not prevent either party from pursuing equitable or injunctive relief in a judicial forum for any Disputes relating to the enforcement of rights dealing with non-solicitation or no-hire of employees, non-solicitation or disruption of relations with respect to customers or vendors, non-disclosure, confidentiality, trade secrets, inventions, patents, copyrights, trademarks, service marks or any other matter relating to restrictive covenants or unfair competition. All other remedies, whether related to the application for equitable or injunctive relief or independent thereof, shall be subject to mandatory and binding arbitration in accordance with this Agreement.

F. The Employee acknowledges that the phrases "termination without cause" or "termination with cause," as used in the applicable stock option plan(s) and/or agreement(s), have particular meaning relating solely to the options involved. These terms do not in any way limit, modify or supersede the employment at-will relationship that exists between the Employee and the Company. This Agreement is not intended, and shall not be construed, to create any contract of employment, express or implied.

G. The Employee has been advised of his/her right to consult with counsel at no expense to the Company prior to entering into this Agreement. Employee further agrees that he or she has had sufficient time to seek legal consultation.

H. This agreement to arbitrate shall survive the termination of the parties' employment relationship and the expiration of any stock or benefit plan or program. It can be modified only by a writing signed by the parties, which specifically states their intent to modify this agreement to arbitrate.

I. Any notice, demand or request under this agreement to arbitrate shall be sent or delivered to the Employee at the Employee's most recent address in the Company's records and to the Company at 1133 19th Street, N.W., Washington, D.C. 20036, attn: Chief Legal Counsel, or to such other address as a party may direct by notice to the other party, and shall be deemed given, made or served when delivered in person or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested).


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